Westwood Holdings Group, Inc. Reports First Quarter 2025 Results
Exceptional sales performance drives positive flows in Institutional and Intermediary channels
Strategic ETF platform expansion continues with launch of LBRTY Global Equity ETF (NYSE:BFRE)
One-year anniversary of Westwood Salient Enhanced Midstream Income (MDST) with an annualized distribution rate of 10.5%

Dallas, TX, April 30, 2025 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported first quarter 2025 earnings. Significant items included:
▪Investment strategies beating their primary benchmarks included SMidCap, SmallCap Value, Select Equity, Dividend Select, Enhanced Balanced, Income Opportunity, Alternative Income and Balanced.
▪SMidcap and Select Equity posted top third rankings in their peer universe, Dividend Select posted a top quarter ranking in its peer universe.
▪Quarterly revenues totaled $23.3 million, down from the fourth quarter's $25.6 million and up from $22.7 million a year ago. Income of $0.5 million compared with $2.1 million in the fourth quarter $2.3 million in 2024's first quarter.
▪Non-GAAP Economic Earnings of $2.5 million compared with $3.4 million in the fourth quarter and $3.0 million in the first quarter of 2024.
▪Westwood held $26.9 million in cash and liquid investments as of March 31, 2025, down $17.7 million from the fourth quarter following contingent consideration and compensation and benefits payments. Stockholders' equity totaled $119.3 million and we have no debt.
▪We declared a cash dividend of $0.15 per common share, payable on July 1, 2025 to stockholders of record on June 2, 2025.
Brian Casey, Westwood’s CEO, commented, "We are extremely pleased with our strong start to 2025, delivering exceptional results across our business. Our Institutional channel achieved remarkable success, highlighted by winning a significant nearly $1 billion sub-advisory mandate in our Small Cap Value strategy. Our Intermediary channel recorded its best sales quarter since 2022, with particular strength in our energy offerings. Our ETF business continues to gain momentum, with our flagship MDST ETF reaching its one-year anniversary with a 10.5% annualized distribution rate, while we successfully launched our innovative Westwood LBRTY Global Equity ETF. With our diverse product lineup, robust pipeline, and continued focus on high-quality investments, we are well-positioned to navigate market uncertainties and deliver long-term value to our clients and shareholders."
Revenues decreased from the fourth quarter due to lower performance-based fees and increased from last year's first quarter due to higher average assets under management ("AUM").
Firmwide assets under management and advisement totaled $18.0 billion, consisting of AUM of $17.0 billion and assets under advisement ("AUA") of $1.0 billion.
First quarter income of $0.5 million compared to the fourth quarter's $2.1 million on lower revenues and higher operating expenses, offset by lower income taxes and changes in the fair value of contingent consideration. Diluted earnings per share ("EPS") of $0.05 compared to $0.24 for the fourth quarter. Non-

GAAP Economic Earnings of $2.5 million, or $0.29 per share, compared with $3.4 million, or $0.39 per share, in the fourth quarter.
First quarter income of $0.5 million compared to last year's first quarter of $2.3 million due to changes in the fair value of contingent consideration in 2024 offset by higher revenues and lower income taxes. Diluted EPS of $0.05 compared with $0.27 per share for 2024's first quarter. Non-GAAP Economic Earnings were $2.5 million, or $0.29 per share, compared with $3.0 million, or $0.36 per share, in the first quarter of 2024.
Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss first quarter 2025 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://register-conf.media-server.com/register/BI848844d99e514a3ba97ad4fbad4288af
After registering, you will be provided with a dial-in number containing a personalized PIN.
To view the webcast, please register here:
https://edge.media-server.com/mmc/p/i4pd6rdr
Once registered, an email will be sent with important details for this conference call, as well as a unique Registrant ID.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group (NYSE: WHG) is a boutique asset management firm that offers a diverse array of actively-managed and outcome-oriented investment strategies, along with white-glove trust and wealth services, to institutional, intermediary and private wealth clients. For over 40 years, Westwood’s client-first approach has fostered strong, long-term client relationships due to our unwavering commitment to delivering bespoke investment strategies with a vehicle-optimized approach, exceptional counsel and unparalleled client service. Our flexible and agile approach to investing allows us to adapt to constantly changing markets, while continually seeking innovative strategies that meet our investors’ short and long-term needs.
Our team at Westwood comes from varied backgrounds and life experiences, which reflects our origins as a woman-founded firm. We are committed to incorporating diverse insights and knowledge into all aspects of our services and solutions. Our culture and approach to our business reflect our core values - integrity, reliability, responsiveness, adaptability, teamwork and driving results - and underpin our constant pursuit of excellence.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM and AUA; our ability to maintain our fee structure in light of competitive fee pressures; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; we have made and may continue to make business combinations as a part of our business strategy, which may present certain risks and uncertainties; our relationships with investment consulting firms; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2024 and its quarterly report on Form 10-Q for the quarter ended March 31, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
REVENUES:
Advisory fees:
Asset-based	$17,731	$18,025	$16,817
Performance-based	—	1,393	—
Trust fees	5,429	5,635	5,113
Trust performance-based fees	—	482	—
Other, net	92	47	802
Total revenues	23,252	25,582	22,732
EXPENSES:
Employee compensation and benefits	14,501	14,090	14,711
Sales and marketing	760	641	628
Westwood mutual funds	897	880	721
Information technology	2,667	2,450	2,290
Professional services	1,613	717	1,489
General and administrative	2,882	3,044	2,901
(Gain) loss from change in fair value of contingent consideration	—	1,199	(2,949)
Total expenses	23,320	23,021	19,791
Net operating income (loss)	(68)	2,561	2,941
Net investment income	383	593	455
Other income	277	219	185
Income before income taxes	592	3,373	3,581
Income tax provision	115	1,274	1,415
Net income	$477	$2,099	$2,166
Less: income (loss) attributable to noncontrolling interest	(1)	43	(130)
Income attributable to Westwood Holdings Group, Inc.	$478	$2,056	$2,296
Earnings per Westwood Holdings Group, Inc. share:
Basic	$0.06	$0.25	$0.28
Diluted	$0.05	$0.24	$0.27
Weighted average shares outstanding:
Basic	8,253,912	8,271,614	8,099,028
Diluted	8,781,743	8,756,976	8,392,496
Economic Earnings	$2,514	$3,377	$3,012
Economic EPS	$0.29	$0.39	$0.36
Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$9,418	$18,847
Accounts receivable	16,062	14,453
Investments, at fair value (amortized cost of $18,216 and $26,788)	19,696	27,694
Investments under measurement alternative	11,747	10,747
Equity method investments	4,208	4,250
Income taxes receivable	186	295
Other assets	7,537	6,780
Goodwill	39,501	39,501
Deferred income taxes	2,469	2,244
Operating lease right-of-use assets	2,299	2,559
Intangible assets, net	21,040	21,668
Property and equipment, net of accumulated depreciation of $8,556 and $8,424	825	951
Total assets	$134,988	$149,989
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$6,035	$6,413
Dividends payable	2,299	2,466
Compensation and benefits payable	2,416	10,924
Operating lease liabilities	2,852	3,197
Contingent consideration	—	4,657
Total liabilities	13,602	27,657
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 12,363,367 and 12,137,080, respectively and outstanding 9,379,675 and 9,234,575, respectively	124	122
Additional paid-in capital	202,299	202,239
Treasury stock, at cost – 2,983,692 and 2,902,505, respectively	(89,612)	(88,277)
Retained earnings	6,535	6,207
Total Westwood Holdings Group, Inc. stockholders’ equity	119,346	120,291
Noncontrolling interest in consolidated subsidiary	2,040	2,041
Total equity	121,386	122,332
Total liabilities and stockholders’ equity	$134,988	$149,989

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$477	$2,166
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	132	174
Amortization of intangible assets	1,045	1,042
Net change in unrealized (appreciation) depreciation on investments	80	(632)
Stock-based compensation expense	1,327	1,515
Deferred income taxes	(226)	(844)
Non-cash lease expense	296	269
Fair value change of contingent consideration	—	(2,949)
Changes in operating assets and liabilities:
Net (purchases) sales of trading securities	7,959	12,404
Accounts receivable	(1,608)	(784)
Other current assets	(696)	(242)
Accounts payable and accrued liabilities	(464)	719
Compensation and benefits payable	(8,508)	(6,591)
Income taxes payable	109	2,240
Other liabilities	(381)	(354)
Contingent consideration	(4,442)	—
Net cash (used in) provided by operating activities	(4,900)	8,133
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6)	(3)
Purchases of investments	(1,000)	—
Additions to internally developed software	(412)	—
Net cash used in investing activities	(1,418)	(3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted stock returned for payment of taxes	(1,335)	(940)
Payment of contingent consideration in acquisition	(201)	—
Cash dividends	(1,575)	(1,724)
Net cash used in financing activities	(3,111)	(2,664)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(9,429)	5,466
Cash and cash equivalents, beginning of period	18,847	20,422
Cash and cash equivalents, end of period	$9,418	$25,888
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$232	$9
Accrued dividends	$2,299	$2,047
Additional operating lease right-of-use assets	$36	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Income Attributable to Westwood Holdings Group, Inc. to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, income attributable to Westwood Holdings Group, Inc. and earnings per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP income attributable to Westwood Holdings Group, Inc. or earnings per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings as income attributable to Westwood Holdings Group, Inc. plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. Although gains and losses from changes in the fair value of contingent consideration are non-cash, we do not add or subtract those back when calculating Economic Earnings because gains and losses on changes in the fair value of contingent consideration are considered regular following an acquisition. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Income attributable to Westwood Holdings Group, Inc.	$478	$2,056	$2,296
Stock-based compensation expense	1,327	1,216	1,515
Intangible amortization	1,045	1,063	1,042
Tax benefit from goodwill amortization	124	(97)	125
Tax impact of adjustments to GAAP income	(460)	(861)	(1,966)
Economic Earnings	$2,514	$3,377	$3,012
Earnings per share	$0.05	$0.23	$0.27
Stock-based compensation expense	0.15	0.14	0.18
Intangible amortization	0.13	0.13	0.13
Tax benefit from goodwill amortization	0.01	(0.01)	0.01
Tax impact of adjustments to GAAP income	(0.05)	(0.10)	(0.23)
Economic EPS	$0.29	$0.39	$0.36
Diluted weighted average shares	8,781,743	8,756,976	8,392,496